Exhibit 10.21.2

Execution Version

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of February 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Pledge Agreement”), is executed by Crimson Midstream Operating, LLC, a Delaware limited liability company (“Crimson Operating”), Corridor MoGas, Inc., a Delaware corporation (“Corridor MoGas” and, along with Crimson Operating, each a “Borrower” and collectively the “Borrowers”), CorEnergy Infrastructure Trust, Inc., a Maryland corporation (“CorEnergy Trust”), Crimson Midstream Holdings, LLC, a Delaware limited liability company (“Holdings”), Crimson Pipeline, LLC, a California limited liability company (“Crimson Pipeline”, and together with the Borrowers, CorEnergy Trust, Holdings, and each other entity that becomes a pledgor hereunder pursuant to Section 7.11 hereof, the “Pledgors”) in favor of Wells Fargo Bank, National Association, as Administrative Agent for the ratable benefit of itself and the other Secured Parties.

RECITALS

A.          This Pledge Agreement is entered into in connection with that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors party thereto from time to time, the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as swingline lender (in such capacity, the “Swingline Lender”) and as issuing bank (in such capacity, the “Issuing Bank”), and the other parties from time to time party thereto, which amended and restated that certain Credit Agreement dated as of February 19, 2016 among Crimson Midstream, Crimson Pipeline, Cardinal Pipeline, Parent, Crimson Gulf, LLC, a Delaware limited liability company, Crimson Jolliet, LLC, a Delaware limited liability company, Crimson Louisiana Pipeline, LLC, a Delaware limited liability company, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Existing Administrative Agent”, and the lenders and other parties thereto (as amended, supplemented or otherwise modified prior to the Closing Date, the “Existing Credit Agreement”).

B.          Each Pledgor is either a Borrower or an Affiliate of a Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Loan Documents, (ii) the Hedge Contracts entered into by certain of the Loan Parties and/or their Subsidiaries with a Swap Counterparty and (iii) the Banking Services provided to certain of the Loan Parties by Banking Service Providers.

C.          Pursuant to the Existing Credit Agreement, certain of the Pledgors and the Existing Administrative Agent entered into that certain Pledge and Security Agreement dated as of February 19, 2016 (as amended, restated, amended and restated, replaced, modified and/or supplemented prior to the date hereof, the “Existing Pledge Agreement”) to secure the Existing Obligations (as hereinafter defined).

D.          Crimson Operating has requested that the “Obligations” (as defined in the Existing Credit Agreement, herein, the “Existing Obligations”) be bifurcated to reflect the separation of certain operations and entities in the Gulf of Mexico (and the State of Louisiana) and the State of California, with a portion of the Existing Obligations being allocated to the Borrowers and the Guarantors and a portion of the Existing Obligations being allocated to Crescent Midstream Operating, LLC (the “Louisiana Borrower”), Crescent Midstream Holdings, LLC, and the Louisiana Borrower’s Subsidiaries (collectively, the “Louisiana Loan Parties”).

E.          To bifurcate the Existing Obligations, the Louisiana Loan Parties will become a party to that certain Amended and Restated Credit Agreement, dated as of the Closing Date, by and among the Louisiana Loan Parties, JPMorgan Chase Bank, N.A., as administrative agent, the lenders and other parties thereto, which shall amend and restate that portion of the Existing Credit Agreement which relate to the rights and obligations of the Louisiana Loan Parties (the “Amended and Restated Louisiana Credit Agreement”), which shall be secured by certain of the Louisiana Loan Parties pursuant to an Amended and Restated Pledge and Security Agreement dated as of the date hereof (the “Amended and Restated Louisiana Pledge Agreement”).

F.           It is a requirement under the Credit Agreement that the Pledgors shall secure the due payment and performance of all Secured Obligations by entering into this Pledge Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Pledgor hereby agrees with the Administrative Agent for the benefit of the Secured Parties that the Existing Pledge Agreement is hereby amended and restated in its entirety as follows:

Section 1.          Definitions.  All capitalized terms not otherwise defined in this Pledge Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.  Any terms used in this Pledge Agreement that are defined in the UCC and not otherwise defined herein or in the Credit Agreement, shall have the meanings assigned to those terms by the UCC.  All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  Section, Schedule, and Annex references are to Sections of and Schedules and Annexes to this Pledge Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement.  As used herein, the term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

Section 2.          Pledge.

2.01        Grant of Pledge.

(a)       Each Pledgor hereby pledges to the Administrative Agent, and grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, the Pledged Collateral, as defined in Section 2.02 below.  This Pledge Agreement shall secure all Obligations now or hereafter existing, including any extensions, modifications, substitutions, amendments, restatements and renewals thereof, whether for principal, interest, fees, expenses, indemnification or otherwise, and including any post-petition interest in the event of a bankruptcy, to the extent such interest is enforceable by law.  All such obligations shall be collectively referred to in this Pledge Agreement as the “Secured Obligations.” The grant of security in and Lien on the Pledged Collateral described herein shall be in addition to, and not in limitation of, the grant of a security interest and Lien on the “Collateral” (as defined in the Security Agreement) by the “Grantors” named in the Security Agreement.

(b)      Notwithstanding anything contained herein to the contrary, it is the intention of each Pledgor, the Administrative Agent and the other Secured Parties that the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property shall not exceed the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Pledgor.  Accordingly, notwithstanding anything to the contrary contained in this Pledge Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property pursuant to this Pledge Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Pledgor’s obligations hereunder or the Liens and security interest granted to the Administrative Agent hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provision of any other applicable law.

2.02       Pledged Collateral.  “Pledged Collateral” shall mean all of each Pledgor’s right, title, and interest in the following, whether now owned or hereafter acquired:

(a)      except with respect to the Equity Interests of Holdings (which Equity Interests shall not constitute Pledged Collateral under this Security Agreement) (i) (A) for all Pledgors other than CorEnergy Trust, all of the membership interests issued to such Pledgor (including, without limitation, those listed in the attached Schedule 2.02(a)) and all additional membership interests of any issuer of membership interests hereafter acquired by such Pledgor, and (B) for CorEnergy Trust, all of the membership interests issued to such Pledgor set forth in the attached Schedule 2.02(a) (the membership interests referred to in Subsections (A) and (B), above, collectively, the “Membership Interests”), (ii) the certificates representing the Membership Interests, if any, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Membership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Membership Interests, and (B) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of the Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Membership Interests or the ownership thereof (collectively, the “Membership Interests Distributions”); provided, however, that the parties hereto acknowledge and agree that CorEnergy Trust is not pledging or otherwise granting a security interest in any right, title, or interest it may have in any Pledged Collateral with respect to Holdings;

(b)       (i) (A) for all Pledgors other than CorEnergy Trust, all of the general and limited partnership interests issued to such Pledgor (including, without limitation, those listed in the attached Schedule 2.02(b)) and all additional limited or general partnership interests of any issuer of such interests hereafter acquired by such Pledgor, and (B) for CorEnergy Trust, all of the general and limited partnership interests issued to such Pledgor in the attached Schedule 2.02(b) (all of the general and limited partnership interests referred to Subsections (A) and (B), above, collectively, the “Partnership Interests”), (ii) the certificates representing the Partnership Interests, if any, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Partnership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Partnership Interests, and (B) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of the Partnership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Partnership Interests or the ownership thereof (collectively, the “Partnership Distributions”);

(c)       (i) (A) for all Pledgors other than CorEnergy Trust, all of the shares of stock issued to such Pledgor (including, without limitation, those listed in the attached Schedule 2.02(c)) and all additional shares of stock of any issuer of such shares of stock hereafter issued to such Pledgor, and (B) for CorEnergy Trust, all of the shares of stock issued to such Pledgor set forth in the attached Schedule 2.02(c)  (the shares of stock referred to in Subjections (A) and (B), above, collectively the “Pledged Shares”), (ii) the certificates representing the Pledged Shares, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Shares, and (B) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the ownership thereof (collectively, the “Pledged Shares Distributions”; together with the Membership Interests Distributions and the Partnership Interest Distributions, the “Distributions”); and

(d)       all proceeds from the Pledged Collateral described in paragraphs (a), (b) and (c) of this Section 2.02;

provided, however, that the term “Pledged Collateral” shall exclude any of the outstanding Voting Securities of any direct or indirect Subsidiary organized or incorporated outside of the United States of America and treated as a “controlled foreign corporation” as defined in Section 957 of the Code in excess of 65% of such Voting Securities.

2.03       Delivery of Pledged Collateral.  All certificates or instruments, if any, representing the Pledged Collateral shall be delivered to the Administrative Agent (including any Pledged Collateral which becomes certificated after the date hereof and any Membership Interests, Partnership Interests or Pledged Shares acquired after the date hereof, each of which shall be delivered in accordance with, and within the time provided by, Section 5.11 of the Credit Agreement) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent.  After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, upon written notice to the applicable Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2.04.  In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange the certificates or instruments representing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

2.04       Rights Retained by Pledgor.  Notwithstanding the pledge in Section 2.01,

(a)       so long as no Event of Default shall have occurred and remain uncured or unwaived and except as otherwise provided in the Credit Agreement, (i) each Pledgor shall be entitled to receive and retain any dividends and other Distributions paid on or in respect of the Pledged Collateral and the proceeds of any sale of the Pledged Collateral and (ii) each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

(b)       if an Event of Default shall have occurred and be continuing,

(i)       until such time thereafter as the Administrative Agent gives written notice of its election to exercise such voting and other consensual rights pursuant to Section 5.02 hereof, each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that no Pledgor shall exercise nor shall it refrain from exercising any such right if such action or inaction, as applicable, would have a materially adverse effect on the value of the Pledged Collateral; and

(ii)      at and after such time as the Administrative Agent gives written notice of its election to exercise such voting and other consensual rights pursuant to Section 5.02 hereof, each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies and other instruments as the Administrative Agent may reasonably request to enable the Administrative Agent to (A) exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to paragraph (a) or paragraph (b)(i) of this Section 2.04, and (B) receive any dividends, Distributions and proceeds of the sale of the Pledged Collateral which such Pledgor is authorized to receive and retain pursuant to paragraph (a)(i) of this Section 2.04.

Section 3.          Pledgor’s Representations and Warranties.  Each Pledgor represents and warrants to the Administrative Agent and the other Secured Parties as follows:

(a)       The Pledged Collateral applicable to such Pledgor listed on the attached Schedules 2.02(a), 2.02(b) and 2.02(c) has been duly authorized and validly issued to such Pledgor and is fully paid and nonassessable (to the extent applicable).

(b)       Such Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or option, except for (i) the security interest created by this Pledge Agreement and (ii) other Permitted Liens.

(c)       Each Pledgor is, as applicable, (i) duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and (ii) except where the failure to be so qualified could not reasonably be expected to cause a Material Adverse Change, in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification.

(d)      No authorization, authentication, approval, consent, exemption, or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required either (i) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by such Pledgor or (ii) for the exercise by the Administrative Agent or any Secured Party of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(e)      Each Pledgor has the requisite power and authority to (i) own its assets and carry on its business, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution, delivery, and performance by each Pledgor of this Pledge Agreement and the other Loan Documents to which it is a party and the consummation of the Transactions have been duly authorized by all necessary organizational action of such Pledgor, do not and will not (x) contravene the terms of any such Person’s organizational documents, (y) violate any Legal Requirement, or (z) conflict with or result in any breach or contravention of, or the creation of any Lien under (A) the provisions of any Material Contract or indenture, instrument or agreement to which such Pledgor is a party or is subject, or by which it, or its Property, is bound or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject.  Each Pledgor has the full right, power and authority to deliver, pledge, assign and transfer the Pledged Collateral to the Administrative Agent.

(f)       The Membership Interests listed on the attached Schedule 2.02(a) (i) constitute the percentage of the issued and outstanding membership interests of the respective issuer thereof set forth on Schedule 2.02(a) and all of the Equity Interest in such issuer in which any Pledgor has any ownership interest; (ii) are not represented by any certificate or instrument; and (iii) as of the date hereof, are not “securities” governed by Article 8 of the UCC.  Without limitation of the foregoing, as of the Closing Date, no Membership Interest (i) is dealt in or traded on securities exchanges or in securities markets, (ii) is held in a securities account, or (iii) expressly provides that such Membership Interest is a security governed by Article 8 of the UCC.

(g)       The Partnership Interests listed on the attached Schedule 2.02(b) (i) constitute the percentage of the issued and outstanding general and limited partnership interests of the respective issuer thereof set forth on Schedule 2.02(b) and all of the Equity Interest in such issuer in which any Pledgor has any ownership interest; (ii) are not represented by any certificate or instrument; and (iii) are not “securities” governed by Article 8 of the UCC.  Without limitation of the foregoing, as of the Closing Date, no Partnership Interest (i) is dealt in or traded on securities exchanges or in securities markets, (ii) is held in a securities account, or (iii) expressly provides that such Partnership Interest is a security governed by Article 8 of the UCC.

(h)      The Pledged Shares listed on the attached Schedule 2.02(c) constitute the percentage of the issued and outstanding shares of capital stock of the respective issuer thereof set forth on Schedule 2.02(c) and all of the Equity Interest in such issuer in which such Pledgor has any ownership interest.

(i)        Schedule 3(j) sets forth, for each Pledgor, its sole jurisdiction of formation, its type of organization, its U.S. federal tax identification number, if applicable, its organizational number, if applicable, and all legal names used by it during the last five years prior to the date of this Pledge Agreement.

(j)       This Pledge Agreement has been duly executed and delivered by each Pledgor that is a party hereto.  This Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable against each Pledgor in accordance with its terms, except as such enforceability may be limited by any Debtor Relief Laws or general principles of equity.

(k)       The Pledgors have disclosed to the Administrative Agent and the Secured Parties all agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Pledgor to the Administrative Agent or any Secured Party in connection with the transactions contemplated hereby and the negotiation of this Pledge Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)      There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Responsible Officer of a Pledgor, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Pledgor or any of their Subsidiaries or against any of their properties or revenues that (i) affect or pertain to this Pledge Agreement or any of the other Loan Documents or any of the Transactions, or (ii) either individually or in the aggregate, if determined adversely, could reasonably be expected to cause a Material Adverse Change.

(m)      None of the Pledgors, any of their Subsidiaries or any of their respective material properties is in violation of any Legal Requirement or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority.

Section 4.          Pledgor’s Covenants.  During the term of this Pledge Agreement and until the Security Termination has occurred, each Pledgor covenants and agrees with the Administrative Agent that:

4.01       Protect Collateral; Further Assurances.  Each Pledgor will, and will cause each of its Subsidiaries to, warrant and defend the rights and title herein granted unto the Administrative Agent in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral), including the security interest created by this Pledge Agreement in the Pledged Collateral as a perfected first priority security interest (subject to Permitted Liens and the exceptions otherwise set forth herein), against the claims and demands of all Persons whomsoever and will work with the Administrative Agent and Secured Parties to promptly cure any defects in the creation, execution and delivery of this Pledge Agreement, the Security Instruments and the other Loan Documents.  Each Pledgor agrees that, upon the reasonable request of the Administrative Agent, and at the expense of such Pledgor, such Pledgor will, and will cause each of its Subsidiaries to, promptly execute and deliver all further instruments and documents, and take all further actions, that may be reasonably necessary in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent or any Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.  Each Pledgor hereby authorizes the Administrative Agent to file any financing statements, amendments or continuations without the signature of such Pledgor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Pledge Agreement, including financing statements containing an “all assets” or “all personal property” collateral description.

4.02        Transfer, Other Liens, and Additional Shares.  Each Pledgor agrees that it will not (a) except as otherwise permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Liens.  Each Pledgor agrees that it will (i) cause each issuer of the Pledged Collateral that is a Subsidiary of such

Pledgor not to issue any other Equity Interests in addition to or in substitution for the Pledged Collateral issued by such issuer, except to such Pledgor or any other Pledgor and (ii) pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any additional Equity Interests of an issuer acquired by such Pledgor.  No Pledgor shall approve any amendment or modification of any of the Pledged Collateral without the Administrative Agent’s prior written consent.

4.03        Jurisdiction of Formation; Name Change.  Each Pledgor shall give the Administrative Agent at least fifteen (15) days’ (or such shorter period as permitted by the Administrative Agent) prior written notice before it (a) in the case of a Pledgor that is not a “registered organization” (as defined in Section 9.102 of the UCC) changes the location of its principal place of business and chief executive office, (b) amends its legal name, or (c) changes its jurisdiction of incorporation, organization or formation, as applicable.  Each Pledgor shall give the Administrative Agent prompt written notice if it uses a trade name other than its current name used on the date hereof.  Other than as permitted under the Credit Agreement or in the preceding sentence, (x) no Pledgor shall, nor shall any Pledgor permit any of its Subsidiaries to, amend, supplement, modify or restate its organizational or governing documents, and (y) no Pledgor shall, in its capacity as an equity owner in any Venture or other entity, consent or vote in favor of any amendment, supplement, modification or restatement of such Venture’s or other entity’s organizational or governing documents, in either case, in any manner which could affect any of the voting or other rights of any Pledged Collateral without the prior written consent of the Administrative Agent.

4.04        Pledged Collateral.  Each Pledgor hereby agrees that if any of the Pledged Collateral (other than Pledged Collateral representing any ownership interest in any limited liability company or limited partnership that are not “securities” covered by the UCC) are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law and upon the request of the Administrative Agent, cause each issuer thereof that is a Subsidiary of such Pledgor or use commercially reasonable efforts to cause each other issuer thereof to either (a) register the Administrative Agent as the registered owner thereof on the equityholder register or the books of the issuer, or (b) execute an agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such issuer agrees to comply with the Administrative Agent’s instructions with respect to such Pledged Collateral without further consent by such Pledgor.  Each Pledgor hereby agrees that it will not permit any of the Pledged Collateral that do not constitute “securities” covered by the UCC to at any time become “securities” covered by the UCC unless, reasonably concurrently with such conversion, such Pledgor shall notify the Administrative Agent thereof, cause such Pledged Collateral to become evidenced by certificates of ownership, and, in accordance with Section 3, endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.          Remedies upon Default.  If any Event of Default shall have occurred and be continuing:

5.01        UCC Remedies.  To the extent permitted by law, the Administrative Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral).

5.02        Dividends and Other Rights.

(a)      All rights of the Pledgors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2.04(a)(ii) may be exercised by the Administrative Agent and all rights of the Pledgors to receive any dividends or Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which it would otherwise be authorized to receive and retain pursuant to Section 2.04(a)(i) shall cease.

(b)       All dividends and Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which are received by any Pledgor shall be (i) received in trust for the benefit of the Administrative Agent, (ii) segregated from other funds of such Pledgor, and (iii) promptly paid over to the Administrative Agent as Pledged Collateral in the same form as received (with any necessary endorsements).

5.03        Sale of Pledged Collateral.  The Administrative Agent may sell all or part of the Pledged Collateral at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable and in accordance with applicable laws.  Each Pledgor agrees that to the extent permitted by law such sales may be made without notice.  If notice is required by law, each Pledgor hereby deems ten (10) Business Days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable.  The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor shall fully cooperate with the Administrative Agent in selling or realizing upon all or any part of the Pledged Collateral.  In addition, each Pledgor shall fully comply with the securities laws of the United States, the State of New York, and, other states, as applicable, and take such actions as may be necessary to permit the Administrative Agent to sell or otherwise dispose of any securities representing the Pledged Collateral in compliance with such laws.

5.04       Exempt Sale.  If, in the opinion of the Administrative Agent, there is any question that a public or semipublic sale or distribution of any Pledged Collateral will violate any applicable state or federal securities law, the Administrative Agent in its reasonable discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment, purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Administrative Agent shall be deemed to be not “commercially reasonable” solely by reason of it being so made.  Each Pledgor shall fully cooperate with the Administrative Agent in selling or realizing upon all or any part of the Pledged Collateral.

5.05       Application of Collateral.  The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Pledged Collateral pledged by the Pledgors shall be applied by the Administrative Agent as set forth in Section 7.06 of the Credit Agreement.

5.06       Cumulative Remedies.  Each right, power and remedy herein specifically granted to the Administrative Agent or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise, and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time as often and in such order as may be deemed expedient by the Administrative Agent in its sole discretion.  No failure on the part of the Administrative Agent to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right.

Section 6.          Administrative Agent as Attorney-in-Fact for Pledgor.

6.01       Administrative Agent Appointed Attorney-in-Fact.  Each Pledgor hereby irrevocably appoints the Administrative Agent as such Pledgor’s attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for such Pledgor and in the name of such Pledgor, and, in the Administrative Agent’s discretion, (a) to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor where permitted by law, (b) to receive, endorse, and collect any drafts or other instruments or documents, which are part of the Pledged Collateral, (c) to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral, (d) to file any claims or take any action or institute any proceedings which the Administrative Agent may reasonably deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Pledged Collateral and (e) if any Pledgor fails to perform any covenant contained in this Pledge Agreement or the other Loan Documents after the expiration of any applicable grace periods, the Administrative Agent may itself perform, or cause performance of, such covenant, and such Pledgor shall pay for the reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection therewith, and such expenses shall constitute part of the Secured Obligations and shall be secured hereby.  Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

6.02        Administrative Agent May Perform.  The Administrative Agent may from time to time, at the Pledgors’ expense, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Administrative Agent to the affected Pledgor) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein.  The Administrative Agent shall provide notice to the affected Pledgor of any action taken hereunder; provided however, the failure to provide such notice shall not be construed as a waiver of any rights of the Administrative Agent provided under this Pledge Agreement or under applicable law.

6.03        The Administrative Agent Has No Duty.  The powers conferred on the Administrative Agent hereunder are solely to protect the interest of the Secured Parties in the Pledged Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 7.          Miscellaneous.

7.01       Expenses.  The Pledgors will upon demand pay to the Administrative Agent for its benefit and the benefit of the other Secured Parties the amount of any reasonable and documented out-of-pocket expenses, including the reasonable fees of and disbursements to its outside legal counsel and of any experts, which the Administrative Agent and the other Secured Parties may incur in connection with (a) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Administrative Agent or any Lender or any other Secured Parties hereunder, and (c) the failure by any Pledgor to perform or observe any of the provisions hereof.

7.02       Amendments, Etc.  No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall be effective unless made in writing and executed by the affected Pledgor and the Administrative Agent (which may be acting upon the written direction of the Required Lenders or all Lenders as provided in the Credit Agreement), and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Schedule 2.02 to this Pledge Agreement may be updated from time to time to reflect the correct Pledged Collateral after giving effect to an acquisition, disposition, or redemption of equity interests conducted in accordance with the Credit Agreement, by delivery by the Borrowers to the Administrative Agent of an updated Schedule 2.02 in form and substance reasonably satisfactory to the Administrative Agent.

7.03       Addresses for Notices.  Other than for CorEnergy Trust, all notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in the Credit Agreement. Any notice to CorEnergy Trust shall be delivered to 1100 Walnut Street, Suite 3350 Kansas City, MO 64106, and otherwise in the manner set forth for all notices to the Loan Parties in the Credit Agreement.

7.04       Continuing Security Interest; Transfer of Interest.

(a)       This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, unless expressly released by the Administrative Agent, shall (i) remain in full force and effect until the Security Termination has occurred, (ii) be binding upon each Pledgor and its successors, transferees and assigns, (iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of and be binding upon, the Administrative Agent, the Swingline Lender, the Issuing Bank, the Lenders, and their respective successors, transferees, and assigns, and (iv) inure to the benefit of and be binding upon, the Swap Counterparties and the Banking Service Providers, and each of their respective successors, transferees, and assigns only to the extent such successor, transferee or assign is a Secured Party.  Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Documents to any other Person pursuant to the terms of the Credit Agreement or such other Loan Documents, that other Person shall thereupon become vested with all the benefits held by such Lender under this Pledge Agreement.  Notwithstanding the foregoing, when (i) any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedge Contract to any other Person pursuant to the terms of such agreement or (ii) any Banking Service Provider transfers any Banking Services Obligations to any other Person, in each case, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Pledge Agreement only if such Person is also then a Secured Party.

(b)      Upon the occurrence of the Security Termination, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgor to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.  Upon any such termination, the Administrative Agent will, at the Pledgors’ expense, deliver all Pledged Collateral to the applicable Pledgor, execute and deliver to the applicable Pledgor such documents as such Pledgor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

7.05       Waivers.  To the extent permitted by applicable law, each Pledgor hereby waives:

(a)       promptness, diligence, notice of acceptance, and any other notice with respect to any of the Secured Obligations and this Pledge Agreement;

(b)       any requirement that the Administrative Agent or any Secured Party protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Pledgor, any Guarantor, or any other Person or any Property; and

(c)       any duty on the part of the Administrative Agent to disclose to any Pledgor any matter, fact, or thing relating to the business, operation, or condition of any Pledgor, any other Guarantor, or any other Person and their respective assets now known or hereafter known by such Person.

7.06       Severability.  Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

7.07       Choice of Law.  This Pledge Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York.

7.08       Counterparts.  The parties may execute this Pledge Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.  Delivery of an executed counterpart signature page by telecopy, facsimile or in electronic (i.e., “pdf” or “tif”) format is as effective as executing and delivering this Pledge Agreement in the presence of the other parties to this Pledge Agreement.  In proving this Pledge Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

7.09        Reinstatement.  If, at any time after Security Termination has occurred, any payments on the Secured Obligations previously made must be disgorged by any Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Pledgor or any other Person, this Pledge Agreement and the Administrative Agent’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Pledgor shall sign and deliver to the Administrative Agent all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Administrative Agent’s security interest.  EACH PLEDGOR SHALL DEFEND AND INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 7.09 (INCLUDING REASONABLE AND DOCUMENTED OUT-OF-POCKET ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED SECURED PARTY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED SECURED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  THE

LIABILITIES OF EACH PLEDGOR AS SET FORTH IN THIS SECTION 7.09 SHALL SURVIVE THE TERMINATION OF THIS PLEDGE AGREEMENT.

7.10       Conflicts.  In the event of any explicit or implicit conflict between any provisions of this Pledge Agreement and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.

7.11       Additional Pledgors.  Pursuant to Sections 5.11 and 5.12 of the Credit Agreement, each holder (unless such Person is an Unrestricted Subsidiary or a Regulated Subsidiary (except to the extent such Regulated Subsidiary (i) is not prohibited under applicable law by the CPUC or any other applicable regulatory authority from becoming a Pledgor hereunder or (ii) has obtained the express written approval of the CPUC or such other applicable regulatory authority)) of an Equity Interest in a Subsidiary of the Borrowers that was not a Subsidiary of either Borrower on the date of the Credit Agreement and each holder (unless such Person is an Unrestricted Subsidiary or a Regulated Subsidiary (except to the extent such Regulated Subsidiary (i) is not prohibited under applicable law by the CPUC or any other applicable regulatory authority from becoming a Pledgor hereunder or (ii) has obtained the express written approval of the CPUC or such other applicable regulatory authority)) of any Equity Interest of any entity other than a Subsidiary is required to enter into this Pledge Agreement as a Pledgor in accordance with the terms of Sections 5.11 and 5.12 of the Credit Agreement.  Upon execution and delivery after the date hereof by the Administrative Agent and such equity holder of an instrument in the form of Annex 1, such equity holder shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein.  The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.  The Pledgors agree to reimburse the Administrative Agent for its respective reasonable and documented out-of-pocket expenses in connection with any instrument adding an additional Pledgor as a party to this Pledge Agreement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

7.12        Entire Agreement.  THIS PLEDGE AGREEMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

7.13       Amendment and Restatement of Existing Pledge Agreement.  The Existing Pledge Agreement is hereby amended and restated in its entirety by this Pledge Agreement (other than that portion of the Existing Pledge Agreement which is amended and restated in its entirety by the Amended and Restated Louisiana Pledge Agreement), and all security interests in and assignments of the Pledged Collateral created and granted by the Existing Pledge Agreement (other than that portion of the Existing Pledge Agreement which is amended and restated in its entirety by the Amended and Restated Louisiana Pledge Agreement) are hereby automatically renewed and continued in full force and effect as security for the payment and performance of the Secured Obligations.  Without limiting the effectiveness of any new grant of a security interest or assignment under this Pledge Agreement, nothing contained herein is intended to impair or extinguish the liens, assignments, privileges and priorities of the Existing Pledge Agreement (other than that portion of the Existing Pledge Agreement which is amended and restated in its entirety by the Amended and Restated Louisiana Pledge Agreement), as hereby amended and restated, and such liens, assignments, privileges and priorities will remain in full force and effect to secure the payment and performance of the Secured Obligations.  The parties hereto that were party to the Existing Pledge Agreement expressly recognize and confirm their intent to continue the effectiveness and priority of the liens, assignments and privileges granted under the Existing Pledge Agreement, as hereby amended and restated, as to all Pledged Collateral hereunder as security for the payment and performance of all Secured Obligations, whether now or hereafter owing.

[SIGNATURE PAGES FOLLOW]

The parties hereto have caused this Pledge and Security Agreement to be duly executed as of the date first above written.

PLEDGORS:

CORENERGY INFRASTRUCTURE TRUST, INC.

By:	/s/ David J. Schulte
Name: David J. Schulte
Title: Executive Chairman, CEO and President

CRIMSON MIDSTREAM HOLDINGS, LLC

By:	/s/ Robert Waldron
Name: Robert Waldron
Title: Chief Financial Officer

CRIMSON MIDSTREAM OPERATING, LLC

By:	/s/ Robert Waldron
Name: Robert Waldron
Title: Chief Financial Officer

CRIMSON PIPELINE, LLC

By:	/s/ Robert Waldron
Name: Robert Waldron
Title: Chief Financial Officer

CORRIDOR MOGAS, INC.

By:	/s/ David J. Schulte
Name: David J. Schulte
Title: CEO & President

Amended and Restated Pledge and Security Agreement
CRIMSON MIDSTREAM OPERATING, LLC

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Jacob Osterman
Name:	Jacob Osterman
Title:	Director

Amended and Restated Pledge and Security Agreement
CRIMSON MIDSTREAM OPERATING, LLC

SCHEDULE 2.02(a)
MEMBERSHIP INTERESTS

Pledgor	Issuer	Certificated	% of Membership Interest Owned
Crimson Midstream Holdings, LLC	Crimson Midstream Operating, LLC	No	100%
Crimson Midstream Operating, LLC	Crimson Pipeline, LLC	No	100%
Crimson Pipeline, LLC	San Pablo Bay Pipeline Company, LLC	No	100%
Corridor MoGas, Inc.	MoGas Pipeline LLC	No	100%
Corridor MoGas, Inc.	United Property Systems, LLC	No	100%
Corridor MoGas, Inc.	CorEnergy Pipeline Company, LLC	No	100%
CorEnergy Infrastructure Trust, Inc.	MoGas Debt Holdco LLC	No	100%

SCHEDULE 2.02(b)
PARTNERSHIP INTERESTS

Pledgor	Issuer	Certificated	% of Partnership Interest Owned
Crimson Midstream Operating, LLC	Crimson California Pipeline, L.P.	No	98.86%
Crimson Midstream Operating, LLC	Cardinal Pipeline, L.P.	No	98.3%
Crimson Pipeline, LLC	Crimson California Pipeline, L.P.	No	1.14%
Crimson Pipeline, LLC	Cardinal Pipeline, L.P.	No	1.70%

SCHEDULE 2.02(c)
PLEDGED SHARES

Pledgor	Issuer	Certificated	% of Membership Interest Owned
CorEnergy Infrastructure Trust, Inc.	Corridor MoGas, Inc.	Yes	100%

SCHEDULE 3(j)
PLEDGOR INFORMATION

Legal Name of Pledgor:	Crimson Midstream Operating, LLC
Sole Jurisdiction of Formation / Incorporation:	Delaware
Type of Organization:	Limited liability company
Address where records for Collateral are kept:	1801 California St., Suite 3600 Denver, Colorado 80202
Organizational No.:	5888483
U.S. Federal Tax Identification No.:	81-0690146
Prior Legal Names:	None

Legal Name of Pledgor:	Corridor MoGas, Inc.
Sole Jurisdiction of Formation / Incorporation:	Delaware
Type of Organization:	Corporation
Address where records for Collateral are kept:	1100 Walnut Street, Suite 3350 Kansas City, MO 64106
Organizational No.:	5635845
U.S. Federal Tax Identification No.:	20-3431375
Prior Legal Names:	None

Legal Name of Pledgor:	CorEnergy Infrastructure Trust, Inc.
Sole Jurisdiction of Formation / Incorporation:	Maryland
Type of Organization:	Corporation
Address where records for Collateral are kept:	1100 Walnut Street, Suite 3350 Kansas City, MO 64106
Organizational No.:	D10845410
U.S. Federal Tax Identification No.:	20-3431375
Prior Legal Names:	None

Legal Name of Pledgor:	Crimson Midstream Holdings, LLC
Sole Jurisdiction of Formation / Incorporation:	Delaware
Type of Organization:	Limited liability company
Address where records for Collateral are kept:	1801 California St., Suite 3600

Denver, Colorado 80202
Organizational No.:	5897175
U.S. Federal Tax Identification No.:	81-0818838
Prior Legal Names:	None

Legal Name of Pledgor:	Crimson Pipeline, LLC
Sole Jurisdiction of Formation / Incorporation:	California
Type of Organization:	Limited liability company
Address where records for Collateral are kept:	1801 California St., Suite 3600 Denver, Colorado 80202
Organizational No.:	200403100017
U.S. Federal Tax Identification No.:	20-2506643
Prior Legal Names:	Crimson Pipeline LLC

Annex 1 to the
Amended and Restated Pledge and Security Agreement

SUPPLEMENT NO. [          ], dated as of [      ] (this “Supplement”), to the Amended and Restated Pledge and Security Agreement dated as of February 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), by and among Crimson Midstream Operating, LLC, a Delaware limited liability company (“Crimson Operating”), Corridor MoGas, Inc., a Delaware limited liability company (“Corridor MoGas” and, along with Crimson Operating, each a “Borrower” and collectively the “Borrowers”), the other Pledgors party thereto from time to time, Wells Fargo Bank, National Association, as Administrative Agent (as hereinafter defined) for the ratable benefit of itself and the Secured Parties (as defined in the Credit Agreement described below).

A.         Reference is made to that certain Amended and Restated Credit Agreement dated as of February 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors party thereto from time to time, the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as swingline lender (in such capacity, the “Swingline Lender”) and as issuing bank (in such capacity, the “Issuing Bank”), and the other parties from time to time party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement and the Credit Agreement.

B.          The Pledgors have entered into the Pledge Agreement in order to, among other things, induce the Lenders to make Advances, the Swingline Lender to make Swingline Loans and the Issuing Bank to issue, extend and renew Letters of Credit under the Credit Agreement.  Pursuant to Sections 5.11 and 5.12 of the Credit Agreement, each holder (other than an Unrestricted Subsidiary or a Regulated Subsidiary (except to the extent such Regulated Subsidiary (i) is not prohibited under applicable law by the CPUC or any other applicable regulatory authority from becoming a Pledgor hereunder or (ii) has obtained the express written approval of the CPUC or such other applicable regulatory authority)) of an Equity Interest in a Subsidiary of either of the Borrowers that was not a Subsidiary of either of the Borrowers on the date of the Credit Agreement and each holder (other than an Unrestricted Subsidiary or a Regulated Subsidiary (except to the extent such Regulated Subsidiary (i) is not prohibited under applicable law by the CPUC or any other applicable regulatory authority from becoming a Pledgor hereunder or (ii) has obtained the express written approval of the CPUC or such other applicable regulatory authority)) of any Equity Interest of any entity other than a Subsidiary is required to enter into the Pledge Agreement as a Pledgor in accordance with the terms of Sections 5.11 and 5.12 of the Credit Agreement.  Section 7.11 of the Pledge Agreement provides that such equity holders may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned equity holder (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Pledgor under the Pledge Agreement in order to, among other things, induce the Lenders to make additional Advances, the Swingline Lender to make Swingline Loans and the Issuing Bank to issue, extend and renew Letters of Credit under the Credit

Annex 1 to Amended and Restated Pledge and Security Agreement

Agreement and as consideration for Advances previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Pledgor agree as follows:

SECTION 1.     In accordance with Section 7.11 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof in all material respects (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects).  In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a continuing security interest in and Lien on all of the New Pledgor’s right, title and interest in and to the Pledged Collateral of the New Pledgor pursuant to the terms of the Pledge Agreement.  Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor.  The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2.     The New Pledgor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to any Debtor Relief Laws or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3.     Attached hereto as Exhibit A are supplemental schedules to the Pledge Agreement, which schedules set forth the information required by the Pledge Agreement with respect to the New Pledgor as of the date hereof.

SECTION 4.     Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 5.    The terms and conditions of Sections 7.06, 7.07, 7.08 and 7.12 of the Pledge Agreement shall be incorporated into this Supplement, mutatis mutandi.

[SIGNATURE PAGES FOLLOW]

Annex 1 to Amended and Restated Pledge and Security Agreement

IN WITNESS WHEREOF, the New Pledgor has duly executed this Supplement to the Pledge and Security Agreement as of the day and year first above written.

NEW PLEDGOR:

[	]

By:
Name:
Title:

Annex 1 to Amended and Restated Pledge and Security Agreement

Schedules
Supplement No. ___
to the Pledge Agreement

Pledged Collateral of the New Pledgor

SCHEDULE 2.02(a)

Issuer	Type of Membership Interest	% of Membership Interest Owned

SCHEDULE 2.02(b)

Issuer	Type of Partnership Interest	% of Partnership Interest Owned

SCHEDULE 2.02(c)

Issuer	Type of Shares	Number of Shares	% of Shares Owned	Certificate No.

SCHEDULE 3(j)

Legal Name of New Pledgor:

Sole Jurisdiction of Formation / Incorporation:

Type of Organization:

Organizational No.:

U.S. Federal Tax Identification No.:

Prior Legal Names:

Annex 1 to Amended and Restated Pledge and Security Agreement